As filed with the Securities and Exchange Commission on June 6, 2006

Registration No. 333-115477
Securities and Exchange Commission
Washington, D.C. 20549 - 2001
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Post-Effective Amendment No. 2

FORM S-1

Registration Statement
Under the Securities Act of 1933

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation or organization)

83-0205516
(I.R.S. Employer Identification No.)

877 North 8th West, Riverton, Wyoming 82501; Tel. 307.856.9271
(Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

Daniel P. Svilar, 877 North 8th West
Riverton, WY 82501; Tel. 307.856.9271
(Name, address, including zip code, and telephone number of agent for service)

Copies to:	Stephen E. Rounds, Esq.
The Law Office of Stephen E. Rounds
1544 York Street, Suite 110, Denver, CO 80206
Tel: 303.377.6997; Fax: 303.377.0231
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Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

The registrant hereby deregisters 990,386 of the shares initially registered. The balance of shares initially registered included shares subsequently sold, as well as additional shares which were registered for sale on conversion of other securities (a private subsidiary’s preferred stock and debt) at prices based on market price at conversion dates following initial registration, using assumed minimum market prices in the event the registrant’s stock price was very low.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Riverton, state of Wyoming on June 5, 2006.

U.S. ENERGY CORP. (Registrant)

Date: June 6, 2006	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this post-efective amendment to the registration statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: June 6, 2006	By:	/s/ John L. Larsen
John L. Larsen, Director

Date: June 6, 2006	By:	/s/ Keith G. Larsen
Keith G. Larsen, Director

Date: June 6, 2006	By:	/s/ Harold F. Herron
Harold F. Herron, Director

Date: June 6, 2006	By:	/s/ Michael H Feinstein
Michael H. Feinstein, Director

Date: June 6, 2006	By:	/s/ Don C. Anderson
Don C. Anderson, Director

Date: June 6, 2006	By:	/s/ H. Russell Fraser
H. Russell Fraser, Director

Date: June 6, 2006	By:	/s/ Michael Anderson
Michael Anderson, Director

Date: June 6, 2006	By:	/s/ Robert Scott Lorimer
Robert Scott Lorimer, Principal Financial Officer/
Chief Accounting Officer